Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Christina W. Hagan

Chief Financial Officer

(800) 332-9766

www.dawson3d.com

Dawson Geophysical Announces Postponement of 2015 Annual Meeting

MIDLAND, Texas, December 15, 2014/PRNewswire-FirstCall/—Dawson Geophysical Company (NASDAQ: DWSN) (“Dawson”), today announced that its Board of Directors determined to postpone the 2015 Annual Meeting of Shareholders because of the pending proposed business combination and associated transactions contemplated under the Agreement and Plan of Merger dated October 8, 2014, by and among, Dawson, TGC Industries, Inc., a Texas corporation (“TGC”), and Riptide Acquisition Corp., a Texas corporation and a wholly owned subsidiary of TGC. Historically, Dawson’s annual meeting has been held in January.

At a later date, Dawson will provide information related to a rescheduled meeting, if applicable.

In addition, on December 15, 2014, Dawson both filed its annual report on Form 10-K for the fiscal year ended September 30, 2014 (“Annual Report”) with the Securities and Exchange Commission (“SEC”) and posted the Annual Report to Dawson’s website. Dawson investors and shareholders may obtain a hard copy of Dawson’s Annual Report free of charge at www.dawson3d.com in the “Investor Relations” section, or investors and shareholders may contact Dawson at (432) 684-3000 to receive a free hard copy of the Annual Report.

About Dawson Geophysical Company

Dawson Geophysical Company is a leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D, and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.

Important Information For Investors and Shareholders

This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transactions contemplated by the merger agreement, including, with respect to Dawson, the proposed merger and, with respect to TGC, the proposed issuance of TGC common stock in the merger and an amendment to TGC’s certificate of formation, will, as applicable, be submitted to the shareholders of Dawson and TGC for their consideration. On November 6, 2014 , TGC filed with the SEC a registration statement on Form S-4 that included a joint proxy statement of Dawson and TGC that also constitutes a prospectus of TGC. After the registration statement has been declared effective and subject to the terms of the merger agreement, Dawson and TGC will mail the joint proxy statement/prospectus to their respective shareholders. Dawson and TGC also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF DAWSON AND TGC ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and shareholders may currently obtain free copies of the joint proxy statement/prospectus filed on November 6, 2014 , and will be able to obtain free copies of any amendments to the joint proxy statement/prospectus and other documents containing important information about Dawson and TGC, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Dawson and TGC make available free of charge at www.dawson3d.com and www.tgcseismic.com, respectively (in their “Investor Relations” sections), copies of materials they file with, or furnish to, the SEC, or investors and shareholders may contact Dawson at (432) 684-3000 or TGC at (972) 881-1099 or c/o Dennard-Lascar Associates at (713) 529-6600 to receive copies of documents that each company files with or furnishes to the SEC.

Participants in the Proxy Solicitation

Dawson, TGC, and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of Dawson and TGC in connection with the proposed transactions. Information about the directors and officers of Dawson is set forth in Dawson’s Form 10-K for the fiscal year ended September 30, 2014, which was filed with the SEC on December 15, 2014, as well as subsequent periodic reports filed with the SEC. Information about the directors and officers of TGC is set forth in the joint proxy statement/prospectus. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and may be contained in other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect Dawson’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the possibility that the proposed transaction does not close when expected or at all because required shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the proposed transaction may not be fully realized or may take longer to realize than expected; the ability to promptly and effectively integrate the businesses of Dawson and TGC; the reaction of the companies’ customers, employees and counterparties to the transaction; diversion of management time on transaction-related issues; the volatility of oil and natural gas prices; dependence upon energy industry spending; industry competition; reduced utilization; delays, reductions or cancellations of service contracts; high fixed costs of operations and high capital requirements; external factors affecting Dawson’s or TGC’s crews such as weather interruptions and inability to obtain land access rights of way; whether either company enters into turnkey or dayrate contracts; crew productivity; the limited number of clients; credit risk related to clients; and the availability of capital resources. A discussion of these and other factors, including risks and uncertainties with respect to Dawson is set forth in Dawson’s Form 10-K for the fiscal year ended September 30, 2014. Dawson disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.